434 Fayetteville Street, Suite 600, Raleigh, NC  27601

PRESS RELEASE

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For Investor Relations:                                                                        For Public Relations:
Jack Cotto                                                                                            Lisa Porter
Dresner Corporate Services, Inc.                                                        Porter Creative Group
312-780-7256                                                                                       949-752-5891
Cotton@Dresnerco.com                                                                      lporter@portercreative.com

ALLTEL To Launch Summus exegoIn Three Markets

Raleigh, NC — Aug. 08, 2002 —Summus, Inc. (OTCBB: SUMU) today announced an agreement with ALLTEL (NYSE: AT) to launch Summus’ exego™ application in three markets in the United States this month.

exego provides subscribers the ability to access, store, send and share any kind of computer file including documents, images, spreadsheets, presentations, graphics and music.  Users can send and share these resources through multimedia messaging to any e-mail address and via Summus’ Instant Exchange.  Instant Exchange allows users to send and receive documents, spreadsheets, and presentations through an instant messaging session on the phone.

ALLTEL customers who subscribe to exego can view their digital photos via their wireless phones and in the future will be able to access premium services such as ATM finder, package tracking and greeting cards through exego as these services become available.  exego is powered by BlueFuel™, Summus’ advanced architecture for delivering high quality multimedia on mobile and wireless devices.

ALLTEL will commercially deploy the exego application in Norfolk, Va., Lincoln, Neb., and Killeen, Texas, beginning this month.  ALLTEL will initially launch exego with the BREW-capable Kyocera 3035 and with color phones in the future.

 Summus, Inc. (USA)
main office: 919.807.5600 • toll free: 877.463.3253 • fax: 919.807.5601
www.summus.com

434 Fayetteville Street, Suite 600, Raleigh, NC  27601

“We are very excited to be working with ALLTEL.  ALLTEL has become a leader by introducing and improving innovative products and services to their customers,” said Chris Kremer, executive vice president at Summus.  “Our partnership enables us to bring the exciting capabilities of exego to millions of new wireless subscribers.  exego provides ALLTEL with a powerful, compelling multimedia application to increase data usage, ARPU and profitability.”

About Summus

Summus, Inc. (USA) based in Raleigh, N.C., has developed a series of solutions to extend our opportunities for interacting with information.  Summus’ solutions are designed to enable faster and more efficient delivery of rich media and more efficient interaction with information using wireless and mobile devices such as cell phones and personal digital assistant devices (PDAs).  Products include the multi award-winning video email application, MaxxNote®, a ZDNet Editor’s pick. For more information visit www.summus.com.

This press release contains statements that are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements, including but not limited to, the statements regarding the Company’s strategic vision to enable higher quality multimedia applications for moderately priced mobile phones and the possibility of future wireless multimedia applications enabled by the Company’s BlueFuel solutions, are not based on historical fact, but rather reflect the Company's current expectations concerning future events. By their nature, these forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be different from those projected in any forward-looking statements. The following important factors, among others, may cause actual results or developments to differ materially from those expressed or implied by the forward-looking statements: (1) a lack of sufficient financial resources to implement the Company's business plan, which has resulted in the Company's receiving a "going concern" opinion from its independent accountant with respect to its audited financial statements as of and for the period ended December 31, 2001; (2) the Company's dependence on the continued growth in demand for wireless Internet usage; (3) the rapid pace of technological developments in the wireless communications industry, particularly with respect to the availability of greater capacity or faster transmission speeds (also known as "broadband" transmission); (4) the degree of market acceptance of the Company as a viable wireless technology provider and of its wireless data services, including wireless e-mail; (5) technological competition, which creates the risk of the Company's technology being rendered obsolete or noncompetitive; (6) the lack of patent protection with respect to the Company's technology; (7) potential infringement of the patent claims of third parties; and (8) the Company's dependence on its key personnel and the risk of the loss of their services. The Company hereby disclaims any obligation to publicly update the information provided above, including forward-looking statements, to reflect subsequent events or circumstances.

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BlueFuel, exegoand MaxxNote are trademarks or registered trademarks of Summus, Inc. (USA) All other company or product names are trademarks and/or registered trademarks of their respective owners.